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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
           Subsidiary                           State of Incorporation
---------------------------------------      ----------------------------
Universal Fabricators, LLC                            Louisiana
Unifab International West, LLC                        Louisiana
Allen Process Systems, LLC                            Louisiana
Latoka USA, Inc.                                      Delaware
Oil Barges, Inc.                                      Louisiana
Superior Derrick Services of Texas, LLC                 Texas